Lithia Motors Third Quarter 2010 Earnings Release and Conference Call Scheduled for October 27, 2010

MEDFORD, OR -- (Marketwire - October 05, 2010) - Lithia Motors, Inc. (NYSE: LAD) today announced that its third quarter 2010 earnings will be released on Wednesday, October 27, 2010 at 1:05 p.m. PT.

CONFERENCE CALL INFORMATION

A conference call to discuss the earnings results is scheduled for the same day at 2:00 p.m. PT.

How to Participate
The conference call may be accessed by telephone at 877-407-8029 (Conference ID: 358497). To listen live on our website or for replay, visit Investor Relations on www.lithia.com and click on the conference call icon. A playback of the conference call will be available after 5:00 p.m. PT on October 27, 2010 through November 3, 2010 by calling 877-660-6853 (Conference ID: 358497 Account: 305).

About Lithia
Lithia Motors, Inc. is the ninth largest automotive retailer in the United States and a Fortune 800 company. Lithia sells 26 brands of new and all brands of used vehicles at 85 stores, which are located in 12 states. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact the Investor Relations Department at (541) 618-5748 or visit www.lithia.com and click on "Investor Relations."

Sites
www.lithia.com
www.lithiacares.com
www.lithiajobs.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Life on Facebook
http://www.facebook.com/pages/Lithia-Lifecom/34360183908?ref=ts

Lithia Life on YouTube
http://www.youtube.com/user/LithiaLife

Lithia Life on Twitter
http://twitter.com/LithiaLife

Contact:
Lithia Motors
Investor Relations Department
(541) 618-5748